UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 10, 2023 (May 5, 2023)
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Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9002 San Marco Court	Orlando	FL	32819
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (407) 206-6000
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	VAC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 5, 2023, Anthony E. Terry, Executive Vice President and Chief Financial Officer of Marriott Vacations Worldwide Corporation (the “Company”), notified the Company of his intention to retire from the Company later this year. Mr. Terry did not specify a specific retirement date. Mr. Terry plans to stay on in his current role until a successor has been hired and the transition period is complete later this year. Mr. Terry’s retirement is not the result of a disagreement between Mr. Terry and the Company on any matter relating to the Company’s operations, policies or practices. Mr. Terry is not entitled to, and is not seeking, any severance benefits in connection with his retirement. He is eligible to be considered an approved retiree under the Company’s 2020 Equity Incentive Plan and receive certain other benefits in connection with his retirement that are generally available to other similarly situated executives.
Item 7.01 Regulation FD Disclosure.
A press release announcing the retirement of the Executive Vice President and Chief Financial Officer is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
(d) The following exhibits are being furnished herewith:

Exhibit Number	Description
99.1	Press release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Dated:	May 10, 2023	By:	/s/ Anthony E. Terry
		Name:	Anthony E. Terry
		Title:	Executive Vice President and Chief Financial Officer

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